Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Western Alliance Bancorporation of our reports dated February 23, 2023, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Western Alliance Bancorporation, appearing in the Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2022.

/s/ RSM US LLP

San Francisco, California

August 1, 2023